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                                                                EXHIBIT 10.2(a)

INTERSHOP Communications Inc.
600 Townsend St., Top Floor, West
San Francisco, CA  94103         [LOGO OF INTERSHOP COMMUNICATIONS APPEARS HERE]


                   PARTNER AGREEMENT (U.S. And Canada Only)

      This Partner Agreement (the "Agreement") is entered into on this 30th day of September, 1999 ("Effective Date"), between Intershop Communications, Inc., at 600 Townsend Street, 5th Floor, San Francisco, California 94103 USA, and Virtual Communities, Inc. ("Partner"), at 589 8th Avenue, New York, NY 10018.

      Intershop and Partner hereby agree to the program benefits, requirements, product purchase rights, and pricing for the Partner Program designated below and as described in both:

      (1) the documents entitled "Intershop CommerceTeam Channel Partner Program Overview Table," found on Intershop's internet web site (www.intershop.com) and incorporated into this Agreement by
            -----------------
           reference, and "Intershop Price List;" attached hereto as Exhibit B, as of Effective Date; and

      (2) the "Partner Program Terms and Conditions" attached to this Agreement; and, if Partner installs or uses Intershop Products, the applicable Intershop Product End User Agreement(s) contained with the Product.

PARTNER PROGRAM:  (select by marking with an "X")

            --------------------------------------------------
              x                    Solution Provider
            --------------------------------------------------
                              Professional Solution Provider
            --------------------------------------------------
              x                     Hosting Provider
            --------------------------------------------------

      Partner's authorized signatory has read, understands and agrees to the "Partner Program Terms and Conditions" attached to this Agreement.


INTERSHOP Communications, Inc.          Virtual Communities, Inc.

By: /s/ Phil Oreste                     By: /s/ Avi Moskowitz

Name: Phil Oreste                       Name: Avi Moskowitz

Title: President VP Finance             Title: President

Sales Tax Resale / Exemption Certificate No. (if applicable):___________________
                    (ORIGINAL CERTIFICATE MUST BE ATTACHED)

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                Intershop Partner Programs Terms and Conditions

                               U.S./Canada Only

                                1  DEFINITIONS

1.1 "End User" means an end user of the Product who licenses the Software for his/her own use and not for resale.

1.2 "End User Agreement" means the license agreement entered into between Intershop and the End User and included with each Product.

1.3 "Key Registration Form" means a registration information form to be completed by End User and provided to Intershop in order for the End User to attain a Product unlocking key code.

1.4 "Merchant Customer" means a third party for whom Partner hosts a Store on Partner's own server.

1.5 "Product(s)" means the Intershop Software version and associated documentation listed in the applicable "Intershop Price List" and as supplied and packaged for resale or delivered electronically by Intershop, which Partner is hereunder authorized to sell.

1.6 "Partner Program Designation Names" means the Intershop program Partner selects for participation under this Agreement. Each section of this document will apply to Partner according to the Partner Program designated. If no Partner Designation Names are specified after a given section, the section will apply to all partner programs. The Partner Program Designation Names are as follows: Solution Provider (SP); Professional Solution Provider (PSP); and Hosting Provider (HP).

1.7 "Software" means a software solution product developed by Intershop Communications, GmbH and/or its affiliates, for online shopping with Database (as defined in the End User Agreement) functionality.

1.8 "Store" means a single electronic on-line store enabled by Product(s), hosted on a Partner-controlled server and operated by Partner on behalf of Merchant Customer. A single Store residing on a single, dedicated server requires IS 3TM Merchant Edition product and licensing. Multiple Stores on a single, shared server require Intershop 3TM Hosting Edition product and licensing.

                              2  GRANT OF LICENSE

2.1 Appointment. Intershop appoints Partner within the U.S. and Canada (the "Territory"), and Partner accepts such appointment, as a nonexclusive, terminable reseller of the Products.

2.2 Grant. Within the U.S. and Canada, Intershop grants Partner and Partner accepts from Intershop a nonexclusive, nontransferable, revocable license to market, demonstrate, and sell Product or Products to End Users.

2.3 Subdistribution. Partner may only sell copies of the Products to End Users; Partner is prohibited from distributing Products to third parties for further resale.

2.4 Reservation of Rights. Except for fulling its obligations under Exhibit A, Intershop reserves the right to add to, change or discontinue distribution or sale of any or all Products and/or Partner Programs and to distribute, license or sell Products directly to End Users, other licensees, resellers, and any other customers without notice to Partner.

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2.5  Reproduction of Products. Partner acknowledges that the Products are copyrighted and are proprietary to Intershop, and that PARTNER IS NOT AUTHORIZED TO REPRODUCE ANY COPIES OF THE PRODUCTS.

                            3  THIRD PARTY SOFTWARE

     Partner acknowledges that the Product includes certain third party software ("Third Party Software") licensed to Intershop which is embedded in the Product, and may include but not limited to Sybase database, Fulcrum search engine, and Perl. Partner agrees to comply at all times with the terms of the Third Party Software licenses, including without limitation the Sybase license and GNU Perl License, and, if required by the licensor of such Third Party Software, sign any Third Party Software licenses. The appointment and grant set forth in Section 2 above is expressly contingent on Partner's continued compliance with all reasonable Third Party Software licenses.

     Partner shall not be required to pay additional software license fees for the use of Third Party Software licenses in the Product, including upgrades and updates thereto. However, Intershop reserves the right to include Third Party Software in upgrades and updates to the Product; however, use of such Third Party Software and the payment of associated Third Party Software license fees shall be at Partner's option.

                 4  ORDERS, PAYMENT, INSPECTION, and DELIVERY

4.1 Orders. Partners may order Products from Intershop either by written purchase order, mail, email or other internet communication or facsimile. All orders, aside from initial order hereunder, are subject to acceptance by Intershop in its reasonable discretion.

4.2 Fees. Unless otherwise specified, the Product license fees and related support service fees payable to Intershop by Partners for the Product(s) are set forth in the then-current Intershop Price List, a current copy of which is attached hereto. Intershop shall notify Partner in advance of any updates to the Intershop Price List.

4.3 Fees Subject to Change. Subject to any restrictions on price changes which may be specified in Exhibit A, Intershop will be entitled to change the license fees, suggested retail price of the Products and any Partner Discount. Partner is free to determine the license fees which it may charge for the Products.

4.4 Payment Terms. In addition to the fees payable by Partner for the Products and related support service, Partner will bear and pay all related costs for shipping, taxes, and handling. All amounts payable under this Agreement will be in U.S. dollars, free of any currency control or other restrictions to Intershop, and are due in accordance with payment terms set forth in Exhibit A.

4.5 Taxes. The fees specified herein are exclusive of all federal, state, local and foreign taxes, levies and assessments. Partner agrees to bear and be responsible for the payment of all such taxes, levies and assessments imposed on Partner or Intershop arising out of this Agreement, excluding any income tax imposed on Intershop.

4.6 Withholding Taxes. If any applicable law requires Partner to withhold amounts from any payments to Intershop hereunder, (i) Partner will effect such withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Intershop with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Partner upon which the deduction or withholding is based will be increased to

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     the extent necessary to ensure that, after such deduction or withholding,
     Intershop receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Intershop would have received and retained absent such required deduction or withholding.

4.7  Delivery of Product.

(a) Shipping. Orders will be shipped F.O.B. the Partner's "SHIP TO" address specified by Partner.

(b) Electronic Delivery. If Partner's order for Product(s) includes a request that the Product(s) are delivered electronically, upon written acceptance by Intershop of this delivery method and payment of the license fees pursuant to this Section 4, a software code key, which will allow use of the Product for the term of the End User Agreement ("Term Key"), will be sent by Intershop to the email address provided.

                            5  PARTNER OBLIGATIONS

5.1  Partner will:

(a) use its reasonable best efforts to promote and market the Products and related Product support service in the Territory;

(b) meet and fulfill the program requirements specific to Partner's program as set forth in the document entitled "Intershop CommerceTeam Channel Partner Programs Overview Table";

(c) answer questions by potential customers and End Users regarding the Products;

(d) purchase Product support service from Intershop and provide Product maintenance and support services to its Merchant Customers (HP only);

(e) conduct business in a manner that will enhance the image and reputation of Intershop and Products;

(f) materially comply with all applicable laws and regulations and avoid deceptive, misleading or unethical practices;

(g) provide reports of inventory levels of all Products currently on hand on the first day of each of the quarterly months of January, April, July, October or at Intershop's prior written request ;

(h) obtain at its expense all necessary customs, import/export and other governmental approvals which may be necessary in the Territory with respect to the Product(s);

(i) prior to receiving Partner designation and program benefits, partner must attend required Intershop training course(s), the fees for which Partner will pay prior to the date of the course (Intershop retains the right to require Partner to attend subsequent training courses annually or as may otherwise be required under current or future Intershop reseller training policy) and pass required certification testing;

(j) keep accurate accounts, books and records relating to the business of Partner with respect to the Products, including sales figures, customer lists and live Stores, which Partner will provide to Intershop upon request; and

(k) notify Intershop immediately if Partner has reason to believe any misappropriation of Product(s) or use of Product(s) by anyone in any manner not expressly authorized by this Agreement.

5.2  Partner will not:

(a) remove, alter, or cover any copyright, trademark or other proprietary notice or legend incorporated in, marked on, or

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     affixed to the Products;

(b) make any representations, warranties, or guarantees with respect to the Products which are inconsistent with or in addition to those made by Intershop; or

(c) modify, amend, alter, translate, reverse engineer, decompile, disassemble, or create derivative works based on the Software.

                           6  INTERSHOP OBLIGATIONS

     If requested by Partner, Intershop will provide Partner with machine-readable versions of Product marketing literature ("Marketing Materials"). If Partner requests hard copy form, Partner will pay production costs, including, but not limited to, printing, materials, design, layout, and labor related to the Marketing Materials.

                              7  CONFIDENTIALITY

     Partner acknowledges and agrees that the Products may contain highly confidential and proprietary information of Intershop ("Confidential Information"). Partner agrees to protect Confidential Information. Upon request, Partner will execute a non-disclosure agreement with Intershop for the protection of Intershop's confidential information. Any software, Products, documentation, marketing, sales, product or other material containing the Confidential Information of Intershop in Partner's possession at the time of the expiration or termination of this Agreement will be returned immediately to Intershop without retention by Partner of any copies, including electronic copies, or parts thereof. Except where the Sybase end user license agreement provides otherwise, Partner may retain the Backup database (as defined in the End User Agreement).

                                   8  TITLE

     Exclusive title to the Products and all Proprietary Marks, any copies thereof, in whole or in part, all related copyrights, patents, trademarks, trade secrets, documentation, and related goodwill at all times remain with Intershop or its licensors, as applicable. Intershop retains sole ownership of all goodwill associated with the Products.

                                 9  TRADEMARKS

9.1 Trademark License. Intershop grants to Partner a non-exclusive, nontransferable, revocable license to display and use the Proprietary Marks for the sole purpose of marketing the Products. Partner may publish advertising and marketing materials as may be prepared or reasonably approved by Intershop.

9.2 Obligation to Display Logo. Partner will prominently display on its Web page on the World Wide Web (i) a logo and/or trademark indicating that Partner is an "Authorized Intershop CommerceTeam Partner" and (ii) an Intershop logo supplied by Intershop which hyperlinks to Intershop's home page.

9.3 Compliance. Partner agrees that it will comply with all reasonable rules, standards, and guidelines for Intershop's Proprietary Marks. Partner will at all times comply with all reasonable guidelines regarding the use of trademarks of the licensors of Third Party Software embedded in the Product.

                     10  WARRANTY AND WARRANTY DISCLAIMER

     During the initial 30 day term of this Agreement, Intershop warrants that the Products will operate in material conformance to Intershop's published specifications or associated feature lists. Intershop does not warrant that the Products or any portion thereof are error free. Partner's exclusive remedy, and

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Intershop's entire liability with respect to the foregoing, will be correction of any warranted nonconformity to Partner's satisfaction on a timely basis.

     EXCEPT AS PROVIDED ABOVE OR IN THE END USER AGREEMENT, INTERSHOP MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, SERVICES, OR THE AGREEMENT, AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED, EVEN IF INTERSHOP HAS BEEN INFORMED OF A PARTICULAR PURPOSE.

                          11  LIMITATION OF LIABILITY

     PARTNER AGREES THAT INTERSHOP, ITS HOLDING COMPANY, AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS, SHALL NOT IN ANY EVENT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES. THIS LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT.

     Except with respect to any claim that any Product licensed to Partner infringes any copyright, trade secret, patent or a claim that Intershop has no right to license the Products hereunder, the parties agree that Intershop's liability, if any, for any damages relating to any products, services, or this Agreement will be limited to the actual amount received from Partner by Intershop for the particular product which caused the liability.

                           12  TERM AND TERMINATION

12.1 Term and Renewal. The term of this Agreement will be for a period of three
     (3) years from the Effective Date; thereafter, this Agreement will be renewed for successive one (1) year terms without further notice unless otherwise terminated as provided elsewhere in this Agreement.

12.2 Termination. Partner or Intershop may terminate this Agreement at any time, with cause, effective upon 30 days' written notice to the other party. In the event that Partner fails to make a payment to Intershop when due, or otherwise materially breaches this Agreement, and such failure or breach continues uncured for 30 days after written notice of such failure or breach, Intershop may terminate this Agreement effective upon notice of termination; provided, however, that Intershop may not terminate this Agreement for so long as Partner is diligently attempting to cure such failure or breach.

12.3 Suspension. Without limiting Intershop's right to terminate this Agreement as set forth above, Partner agrees that where Intershop, in its reasonable opinion, believes that Partner is in violation of any material provision of this Agreement, Intershop may suspend its performance under this Agreement and refuse to deliver Products to Partner, and Partner must cease selling Products until Intershop is satisfied that Partner is in material compliance with the terms of this Agreement. If resolution regarding the suspected breach is not reached within 30 days of the initiation by Intershop of such suspension, Intershop may terminate this Agreement effective immediately upon written notice; provided, however, that Intershop may not terminate this Agreement for so long as Partner is diligently attempting to cure such failure or breach.

12.4 License Survival of Termination. Notwithstanding expiration or termination of this Agreement, Store licenses (and the right to use Stores and the Products (including the Virtual Community Manager)) previously licensed under this Agreement) will survive the expiration or termination of this Agreement.

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                              13  INDEMNIFICATION

13.1 Indemnification by Intershop.

(a) Duty to Defend. Intershop agrees that it will, at its own expense, defend, or at its option settle, any action instituted against Partner, and pay any award or damages assessed against Partner or agreed to be paid by Intershop in settlement resulting from such action, insofar as the same is based upon a claim that any Product used in accordance with the terms of this Agreement infringes any U.S. copyright, trade secret, patent or a claim that Intershop has no right to license the Product hereunder, provided that Partner give Intershop: (i) prompt written notice of such action, (ii) the right to control and direct the investigation, preparation, defense and settlement of the action; and (iii) reasonable assistance and information.

(b) Intershop Options. If such an action is made or Intershop reasonably determines in its discretion that such a claim is likely to be made, Intershop will have the option to (i) obtain the right for Partner to continue sales of the Product; or (ii) replace or modify the Product, so that it is no longer infringing but functionally equivalent. If Intershop determines that neither of these alternatives is reasonably available, Intershop may refund the license fees paid by Partner less depreciation for use assuming straight line depreciation over a 5 year useful life and terminate this Agreement.

(c) Claims for which Intershop is Not Responsible. Notwithstanding the foregoing, Intershop will have no liability under this Section 13.1 if the alleged infringement arises from (i) the use of other than the current unaltered release of the Product, or (ii) the use of Product in a manner other than as generally specified in the user manual, if such action would have been avoided but for such use or combination.


13.2 Indemnification by Partner. Partner hereby indemnifies, will defend against, and holds Intershop harmless from any claims, suits, loss, or damage (including without limitation, attorneys' fees and costs) arising out of (i) any unauthorized use of any patent, copyright, or other proprietary right by Partner in connection with the distribution, sale or license of the Products; (ii) any damage arising out of any defects in Partner's products or services; or (iii) any and all claims by any third party resulting from Partner's acts (other than the marketing of Products in the manner set forth in this Agreement) or omissions, regardless of the form of action.

                            14  GENERAL PROVISIONS

14.1 Independent Contractor. Partner is an independent contractor, and will not represent itself to be the agent, employee, joint venture, officer, or partner of Intershop.

14.2 Governing Law; Venue. This Agreement will be governed by and construed in all respects in accordance with the laws of New York.

14.3 Assignment. This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Partner will not assign any of Partner's rights nor delegate any of Partner's obligations without the prior written consent of Intershop (which consent will not be unreasonably withheld) and any attempt to do so will be void. Notwithstanding the foregoing, Partner may assign this Agreement without the consent of Intershop in connection with a merger, acquisition, or corporate reorganization, provided that the

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     assignee has agreed in writing to be bound by all the terms and conditions of this Agreement.

14.4 Entirety. This Agreement and the associated Exhibits set forth the entire understanding and supersedes all prior and contemporaneous agreements between the parties relating to the subject matter.

14.5 Survival. The rights and obligations under Sections 3, 4.4, 5.2, 8, 9, 11, 12, 13, and 14 will survive expiration or termination of this Agreement for any reason.

14.6 Government Rights. If any Product is used in any fashion, directly or indirectly, in connection with foreign or domestic government contracting or subcontracting, including without limitation, Partner's performance of any government contracts or subcontracts, then Partner will ensure that the government entity receives nothing more than RESTRICTED RIGHTS. The Product is a "commercial item," as that term is defined at 48 C.F.R. 2.101 (Oct.
     1995) consisting of "commercial computer software" and "commercial computer documentation," as such terms are used in 48 C.F.R. 12.212 (Sept. 1995).

14.7 Force Majeure. Except for payments due Intershop from Partner under this Agreement, neither party will be liable for non-performance or delays in performance if caused by factors beyond its reasonable control.

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